SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2005

IndyMac ABS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-127617	95-4685267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 North Lake Avenue Pasadena, California		91101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 535-5555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

Description of the Mortgage Pool

IndyMac ABS, Inc. (the “Registrant”) plans a series of certificates, entitled IndyMac Residential Mortgage-Backed Trust, Series 2005-L2 (the “Certificates”), to be issued pursuant to a pooling and servicing agreement, that is expected to be dated as of September 1, 2005, among the Registrant as depositor, IndyMac Bank, F.S.B. as seller and servicer and Deutsche Bank National Trust Company as trustee. The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool (the “Mortgage Pool”) of adjustable-rate and fixed-rate, first lien, residential lot loans (the “Mortgage Loans”).

Collateral Term Sheets

Bear, Stearns & Co. Inc. (the “Underwriter”) has advised the Registrant that it has furnished to certain prospective purchasers of Certificates certain materials, herein referred to as “Collateral Term Sheets”, in written form, which Collateral Term Sheets are in the nature of data tables and term sheet information relating to the Mortgage Loans or other assets of the Trust Fund.

The Collateral Term Sheets have been provided by the Underwriter. The information in the Collateral Term Sheets is preliminary and will be superseded by a prospectus supplement relating to the Certificates and by any other information subsequently filed with the Securities and Exchange Commission.

The Collateral Term Sheets were prepared by the Underwriter at the request of certain prospective investors. The Collateral Term Sheets may be based on information that differs from the information set forth in the prospectus supplement.

Item 9.01.    Financial Statements and Exhibits

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits

Exhibit No.	Item 601(a) of Regulation S-K Exhibit No.	Description
1	99

Collateral Term Sheets (as defined in Item 8.01) that have been provided by Bear, Stearns and Co. Inc. to certain prospective purchasers of IndyMac Residential Mortgage-Backed Trust 2005-L2, Series 2005-L2 (filed in paper pursuant to the automatic SEC exemption pursuant to Release 33-7427, August 7, 1997)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 13, 2005

INDYMAC ABS, INC.

By:	/s/ Isaac Carrillo
Name: Isaac Carrillo
Title: Vice President

Index to Exhibits

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Description	Sequentially Numbered Page
1	99	Collateral Term Sheets	Filed Manually